    As filed with the Securities and Exchange Commission on October 10, 2000
                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ELECTRONICS BOUTIQUE HOLDINGS CORP.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   51-0308583
                     (I.R.S. Employer Identification Number)


                               931 MATLACK STREET
                        WEST CHESTER, PENNSYLVANIA 19382
                    (Address of principal executive offices)

                        2000 EMPLOYEE STOCK PURCHASE PLAN
                         2000 EQUITY PARTICIPATION PLAN
                           (Full titles of the Plans)
                           ---------------------------

                    JOHN R. PANICHELLO, SENIOR VICE PRESIDENT
                           AND CHIEF FINANCIAL OFFICER
                       ELECTRONICS BOUTIQUE HOLDINGS CORP.
                               931 MATLACK STREET
                        WEST CHESTER, PENNSYLVANIA 19382
                     (Name and address of agent for service)

                                 (610) 430-8100
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                           STEPHEN T. BURDUMY, ESQUIRE
                        WILLIAM W. MATTHEWS, III, ESQUIRE
                 KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP
                               260 S. BROAD STREET
                      PHILADELPHIA, PENNSYLVANIA 19102-3163
                                 (215) 568-6060


                         CALCULATION OF REGISTRATION FEE

                                               Proposed maximum
Title of securities to be   Amount to be       offering price per       Proposed maximum            Amount of registration
registered                  registered(1)      share(2)                 aggregate offering price(2) fee
--------------------------  ------------------ -----------------------  -------------------------   -----------------------
Common Stock, par value
$.01 per share issuable
under the 2000 Employee         1,000,000           $20.125/share              $20,125,000                $ 5,313
Stock Purchase Plan
--------------------------  ------------------ -----------------------  -------------------------   -----------------------
Common Stock, par value
$.01 per share issuable         2,000,000           $20.125/share              $40,250,000                $10,626
pursuant to the 2000
Equity Participation Plan
==========================  ================== =======================  =========================   =======================

1. Pursuant to Rule 416, this Registration Statement also registers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued as a result of stock splits, stock dividends or similar transactions without consideration.
2. Based upon the average of the high and low trading prices of the Registrant's Common Stock as reported by the NASDAQ National Market on October 10, 2000, as estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

        The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the 2000 Employee Stock Purchase Plan and/or 2000 Equity Participation Plan as specified by Rule 428(b)(i) under the Securities Act of 1933, as amended. Such documents are not required to be, and are not being, filed by Electronics Boutique Holdings Corp. with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. Such documents, together with the documents incorporated by reference herein pursuant to
        Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed by Electronics Boutique Holdings Corp. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference into this Registration Statement on Form S-8:

                  1. The Registrant's Quarterly Report on Form 10-Q for the period ended July 29, 2000, filed with the Securities and Exchange Commission on September 9, 2000;

                  2. The Registrant's Quarterly Reports on Form 10-Q for the quarter ended April 29, 2000, filed with the Securities and Exchange Commission on June 13, 2000;

                  3. The Registrant's Annual Report on Form 10-K for the fiscal year ended January 29, 2000, filed with the Securities and Exchange Commission on April 28, 2000;

                  4. The Registrant's Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 6, 2000 and April 25, 2000;

                  5. The Registrant's Proxy Statement on Schedule 14A dated June 16, 2000; and

                  6. The description of Registrant's common stock, $.01 par value per share (the "Common Stock") contained in the Registration Statement on Form 8-A filed on July 9, 1998, including all amendments and reports filed for the purpose of updating such description.

                  All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the completion or termination of this offering shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL.

                  None.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of the directors to corporation and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations allowed under the Delaware statute, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy their duty of care. The Registrant's Certificate of Incorporation (the "Certificate of Incorporation") limits the liability of the Registrant's directors to the Registrant or its stockholders to the fullest extent permitted by the Delaware statute. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Registrant and its stockholders. At present, there is no litigation or proceeding pending involving a director of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any director.

                  The By-Laws of the Registrant are silent with respect to indemnification of directors.

                  The Registrant has directors and officers liability insurance coverage and has entered into indemnification agreements with each of its directors and executive officers.

                  Reference is made to Item 9 of this Registration Statement for additional information regarding indemnification of directors and officers.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

Exhibit No.       Description
-----------       -----------

3.1(1)            Certificate of Incorporation

3.2(1)            By-Laws

4.1               2000 Employee Stock Purchase Plan

4.2               2000 Equity Participation Plan

5.1 Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers, LLP, counsel to the Registrant, as to the legality of the securities being registered hereby

23.1              Consent of KPMG LLP

23.2 Consent of Klehr, Harrison, Harvey, Branzburg, & Ellers, LLP, counsel to the Company (contained in Exhibit 5.1)

25                Powers of Attorney (see signature page)

----------

(1) Incorporated by reference to Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-48523).

ITEM 9.           UNDERTAKINGS.

        (a)  Rule 415 Offering

             The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) Filings incorporating subsequent Exchange Act documents by reference

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (h) Request for acceleration of effective date or filing of registration statement on Form S-8

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania, on this 10th day of October, 2000.

                                             ELECTRONICS BOUTIQUE HOLDINGS CORP.


                                             By: /s/ Joseph J.  Firestone
                                                --------------------------------
                                                 Joseph J. Firestone
                                                 President, Chief Executive
                                                 Officer and Director

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby appoints Joseph J. Firestone and John R. Panichello, and each of them, as attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments of this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature                                            Title                              Date
---------                                            -----                              ----


--------------------------------------------
James J. Kim                                         Chairman of the Board              October 9, 2000

    /s/ Joseph J. Firestone
--------------------------------------------
Joseph J. Firestone                                  President, Chief
                                                     Executive Officer and Director     October 9 2000

    /s/ Dean S. Adler
--------------------------------------------
Dean S. Adler                                        Director                           October 9, 2000

    /s/ Susan Y.  Kim
--------------------------------------------
Susan Y. Kim                                         Director                           October 9, 2000

    /s/ Louis J.  Siana
--------------------------------------------
Louis J. Siana                                       Director                           October 9, 2000

    /s/ Stanley Steinberg
--------------------------------------------
Stanley Steinberg                                    Director                           October 9, 2000

    /s/ John R.  Panichello
--------------------------------------------
John R. Panichello                                   Senior Vice President,             October 9, 2000
                                                     Chief Financial Officer
                                                     and Chief Accounting Officer

                                  EXHIBIT INDEX


Exhibit
No.              Description
-------          -----------

4.1              2000 Employee Stock Purchase Plan

4.2              2000 Equity Participation Plan

5.1 Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers, LLP, counsel to the Registrant, as the legality of the securities being registered hereby.

23.1             Consent of KPMG LLP.